Exhibit 2.1
Execution Version

AMENDMENT NO. 3 TO
TRANSACTION AGREEMENT
This Amendment No. 3 to Transaction Agreement (this “Amendment”) is entered into as of March 13, 2024, by and among TPG Operating Group II, L.P., a Delaware limited partnership (“Acquiror”), and API Representative, LLC, a Delaware limited liability company, as the API Representative (the “API Representative”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Transaction Agreement (as defined below).
R E C I T A L S
WHEREAS, the parties hereto have entered into that certain Transaction Agreement, dated as of May 14, 2023 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among, Acquiror, TPG GP A, LLC, a Delaware limited liability company (“Tennessee GP”), TPG Inc., a Delaware corporation (“PubCo” and, together with Acquiror and Tennessee GP, the “Acquiror Parties” and each of them, an “Acquiror Party”), Angelo, Gordon & Co., L.P., a Delaware limited partnership (“Alabama OpCo”), AG Funds, L.P., a Delaware limited partnership (“Alabama CarryCo”), AG Partner Investments, L.P., a Delaware limited partnership (“API”), AG GP LLC, a Delaware limited liability company (“API GP”, and together with Alabama OpCo, Alabama CarryCo and API, the “Companies” and each of them, a “Company”), Alabama Investments (Parallel) Founder A, LP, a Delaware limited partnership (“Founder Holdings A”), Alabama Investments (Parallel) Founder G, LP, a Delaware limited partnership (“Founder Holdings G”), Alabama Investments (Parallel), LP, a Delaware limited partnership (“New API II”, and together with API GP, Founder Holdings A and Founder Holdings G, the “API Entities” and each of them, an “API Entity”), Michael Gordon 2011 Revocable Trust (the “Alabama Founder Trust” and together with the API Entities, the “API Sellers”), the members of API GP and listed on Annex A, solely for purposes of Section 2.1(a)(v) and Section 2.14 of the Transaction Agreement (the “API GP Members”), and API GP as the API Representative (as such term is used in the Transaction Agreement); and
WHEREAS, the parties hereto desire to amend the terms of the Transaction Agreement, in accordance with Section 11.1 of the Transaction Agreement, as more fully set forth in this Amendment.
NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereby agree as follows:
1.    Amendments.
(a)    A new definition of “Covered Tax Distribution Holdback Amount” is hereby added in Section 1.1 of the Transaction Agreement as follows:
““Covered Tax Distribution Holdback Amount” means the amount set forth on Exhibit Q (or such lesser amount as Acquiror and the API Representative may agree in writing), which amount shall be held in the Adjustment Escrow Account until disbursed in accordance with the terms of Section 2.4 hereof and the Escrow Agreement.”
(b)    The definition of “Covered Tax Distribution” is hereby deleted in its entirety and replaced with the following (changes are shown in blacklined form for convenience):
““Covered Tax Distributions” means the total amount of tax distributions made to Alabama CarryCo with respect to the calendar year 2023 from the Covered Alabama Funds that are determined and declared on or before ~~January 15~~April 30, 2024; provided, for the avoidance of doubt, that Covered Tax Distributions shall not include any tax distributions made in respect of “downstairs” team allocations.”
(c)    Section 1.2 of the Transaction Agreement is hereby amended by inserting the following new terms:

Term	Section
Negative Revised Cash Adjustment Amount	2.4(n)(ii)
Negative Revised Cash Adjustment Shortfall	2.4(n)(ii)
Positive Revised Cash Adjustment Amount	2.4(n)(i)
Revised Final Determination Date	2.4(n)(i)
Revised Final Statement	2.4(l)
Revised Post-Closing Adjustment Statement	2.4(k)
Revised Statement Objection Notice	2.4(l)

(d)    Section 2.4(h) of the Transaction Agreement is hereby deleted in its entirety and replaced with the following (changes are shown in blacklined form for convenience):
“(h)    The Cash, Net GP Investments, Pre-Closing Crystalized Fees Receivable, Post-Closing Net Crystalized Performance Fees Receivable, Closing Indebtedness, Transaction Expenses, Closing Working Capital and the resulting calculation of the Balance Sheet Adjustment Amount, and the Client Deficit Percentage as set forth on any Final Statement (and, solely with respect to Accrued Covered Tax Distribution Receivable, Closing Working Capital and the resulting calculation of the Balance Sheet Adjustment Amount as set forth on any Revised Final Statement) as determined in accordance with this Section 2.4 are the “Final Cash”, “Final Net GP Investments”, “Final Pre-Closing Crystalized Performance Fees Receivables”, “Final Post-Closing Net Crystalized Performance Fees Receivables”, “Final Closing Indebtedness,” “Final Transaction Expenses,” “Final Working Capital” and “Final Client Deficit Percentage,” respectively. For purposes of this Agreement, “Final Unit Consideration” means the adjusted Total Common Unit Consideration, and “Final Cash Consideration” means the adjusted Total Cash Consideration, respectively, calculated using the Final Cash, Final Net GP Investments, Final Pre-Closing Crystalized Fees Receivable, Final Post-Closing Net Crystalized Performance Fees Receivable, Final Working Capital, Final Closing Indebtedness, Final Transaction Expenses and Final Client Deficit Percentage, and “Final Consideration” means the sum of the Final Unit Consideration and Final Cash Consideration.”
(e)    Section 2.4(i)(i) of the Transaction Agreement is hereby deleted in its entirety and replaced with the following (changes are shown in blacklined form for convenience):
“(i)    if the Final Cash Consideration as set forth in the Final Statement is greater than the Estimated Cash Consideration (the absolute value of such difference, a “Positive Cash Adjustment Amount”), then (x) Acquiror shall, within five (5) Business Days after the determination of the Final Consideration in the Final Statement (the “Final Determination Date”), deliver or cause to be delivered to each Alabama Partner that delivered its Required Merger Deliverables (in accordance with the payment instructions set forth in the Estimated Statement), by wire transfer of immediately available funds, such Alabama Partner’s Closing Cash Participation Percentage of the Positive Cash Adjustment Amount, and (y) Acquiror and the API Representative shall jointly, within five (5) Business Days after the Final Determination Date, execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to each Alabama Partner that delivered its Required Merger Deliverables such Alabama Partner’s Closing Cash Participation Percentage of an amount equal to (A) the Adjustment Escrow Amount, less (B) the Covered Tax Distribution Holdback Amount, by wire transfer of immediately available funds.”
(f)    Section 2.4(i)(iii) of the Transaction Agreement is hereby deleted in its entirety and replaced with the following (changes are shown in blacklined form for convenience):

“(iii)    If the Final Cash Consideration as set forth in the Final Statement is less than the Estimated Cash Consideration (the absolute value of such difference, a “Negative Cash Adjustment Amount”), then (A) in the event the Negative Cash Adjustment Amount is less than or equal to the Adjustment Escrow Amount, Acquiror and the API Representative shall jointly, within five (5) Business Days after the Final Determination Date, execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to (1) deliver to Acquiror from the Adjustment Escrow Account, by wire transfer of immediately available funds to the account or accounts designated in writing by Acquiror, an amount equal to the lesser of (x) the Negative Cash Adjustment Amount and (y) the balance of the Adjustment Escrow Account, and (2) deliver to each Alabama Partner that delivered its Required Merger Deliverables such Alabama Partner’s Closing Cash Participation Percentage of the balance of the Adjustment Escrow Account following the payment in the foregoing clause (A)(1) that exceeds the Covered Tax Distribution Holdback Amount, if any (in accordance with the payment instructions set forth in the Estimated Statement), by wire transfer of immediately available funds and (B) in the event the Negative Cash Adjustment Amount is greater than the Adjustment Escrow Amount (such excess amount, the “Negative Cash Adjustment Shortfall”), (x) Acquiror and the API Representative shall jointly, within five (5) Business Days after the Final Determination Date, execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release the Adjustment Escrow Amount to the Acquiror and (y) each Alabama Partner shall, within five (5) Business Days after the Final Determination Date, pay or cause to be paid to the Acquiror, by wire transfer of immediately available funds, such Alabama Partner’s Closing Cash Participation Percentage of the Negative Cash Adjustment Shortfall.”
(g)    Section 2.4(i)(v) of the Transaction Agreement is hereby deleted in its entirety and replaced with the following (changes are shown in blacklined form for convenience):
“(v)    If the Final Cash Consideration is equal to the Estimated Cash Consideration, then Acquiror and the API Representative shall jointly, within five (5) Business Days after the determination of the Final Cash Consideration, execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver each Alabama Partner that delivered its Required Merger Deliverables such Alabama Partner’s Closing Cash Participation Percentage of an amount equal to (A) the Adjustment Escrow Amount less (B) the Covered Tax Distribution Holdback Amount (in accordance with the payment instructions set forth on the Estimated Statement), by wire transfer of immediately available funds.”
(h)    Section 2.4(j) of the Transaction Agreement is hereby deleted in its entirety and replaced with the following (changes are shown in blacklined form for convenience):
“(j)    Following the Closing, no action with respect to the accounting books and records of the Companies, or the items reflected thereon, on which the Post-Closing Adjustment Statement or the Revised Post-Closing Adjustment Statement, as applicable, is to be based, that is inconsistent with the Accounting Principles shall be given effect for purposes of determining the Final Cash, Final Net GP Investments, Final Pre-Closing Crystalized Fees Receivable, Final Post-Closing Net Crystalized Performance Fees Receivable, Final Working Capital, Final Closing Indebtedness, Final Transaction Expenses, Final Client Deficit Percentage, Final Unit Consideration or Final Cash Consideration; provided, that, to the extent that an action or item was not taken into account prior to the Closing by the Company Group Entities, but such action or item existed as of the Closing, such item or action may be given effect for purposes of determining the Final Cash, Final Net GP Investments, Final Pre-Closing Crystalized Fees Receivable, Final Post-Closing Net Crystalized Performance Fees Receivable, Final Working Capital, Final Closing Indebtedness, Final Transaction Expenses, Final Client Deficit Percentage, Final Unit Consideration or Final Cash Consideration and, for the avoidance of doubt, Client Consents obtained within ninety (90) days following the Closing and BDC Consents obtained within ninety

(90) days following the Closing (in accordance with Rule 15a-4 under the Investment Company Act), in each case, shall be taken into account for purposes of determining Final Client Deficit Percentage. No actions taken by any Acquiror Party or any of its Affiliates on its own behalf or on behalf of the Companies or the Companies’ Subsidiaries, on or following the Closing Date shall be given effect for purposes of determining the Final Cash, Final Net GP Investments, Final Pre-Closing Crystalized Fees Receivable, Final Post-Closing Net Crystalized Performance Fees Receivable, Final Working Capital, Final Closing Indebtedness, Final Transaction Expenses, the Final Unit Consideration or Final Cash Consideration (other than in the case of determining the Final Client Deficit Percentage).”
(i)    A new Section 2.4(k) of the Transaction Agreement is hereby added to the Transaction Agreement as follows:
“(k)    No later than May 5, 2024, Acquiror shall prepare and deliver to API Representative a statement (the “Revised Post-Closing Adjustment Statement”) setting forth its revised calculation of the Accrued Covered Tax Distribution Receivable along with updated calculations of the Closing Working Capital, Balance Sheet Adjustment Amount and Total Cash Consideration resulting therefrom, in each case calculated in accordance with the Accounting Principles and consistent with the Final Statement in all respects other than solely to reflect any difference in the amount of the Accrued Covered Tax Distribution Receivable set forth in such Revised Post-Closing Adjustment Statement from the amount of the Accrued Covered Tax Distribution set forth in the Final Statement (and, for the avoidance of doubt, such Final Statement shall otherwise remain conclusive, final and binding on all of the Parties).”
(j)    A new Section 2.4(l) of the Transaction Agreement is hereby added to the Transaction Agreement as follows:
“(l)    Following the delivery of the Revised Post-Closing Adjustment Statement until the final determination of Accrued Covered Tax Distribution Receivable and the resulting updated calculations of Closing Working Capital, Balance Sheet Adjustment Amount and Total Cash Consideration, as applicable, in accordance with the terms hereof, each Acquiror Party shall, and shall cause its Affiliates and representatives to, reasonably cooperate with the API Representative and its representatives in connection with their review of the Revised Post-Closing Adjustment Statement and the components thereof and calculations relating thereto, including by providing the API Representative and its representatives the access rights described in Section 2.4(d), which shall apply mutatis mutandis to this Section 2.4(l) as if fully set forth herein. If the API Representative disagrees with any part of Acquiror’s revised calculation of the Accrued Covered Tax Distribution Receivable or the resulting updated calculations of Closing Working Capital, Balance Sheet Adjustment Amount or Total Cash Consideration as set forth on the Revised Post-Closing Adjustment Statement, the API Representative shall, within five (5) days after its receipt of such Revised Post-Closing Adjustment Statement, notify Acquiror in writing of such disagreement (a “Revised Statement Objection Notice”). The Revised Statement Objection Notice shall specify with reasonable detail which aspects of the calculation of Accrued Covered Tax Distribution Receivable and the resulting calculation of Closing Working Capital, Balance Sheet Adjustment Amount and the Total Cash Consideration are being disputed and describe the basis for and amount of such dispute. If API Representative does not deliver a Revised Statement Objection Notice within such five (5) day period, then the Revised Post-Closing Adjustment Statement shall be conclusive, final and binding on all of the Parties (in such instance, a “Revised Final Statement”).”
(k)    A new Section 2.4(m) of the Transaction Agreement is hereby added to the Transaction Agreement as follows:
“(m)    If a Revised Statement Objection Notice is timely delivered by the API Representative to Acquiror, then Acquiror, on the one hand, and the API Representative, on the other hand, shall negotiate in good faith to resolve their disagreements with respect to the revised calculation of Accrued Covered Tax Distribution Receivable and the resulting updated calculations of Closing Working Capital, Balance Sheet Adjustment Amount and Total Cash Consideration, as applicable, and any resolution agreed upon between the Acquiror and the API Representative in writing shall be the conclusive and binding calculation of the revised calculation of Accrued Covered Tax Distribution Receivable and the resulting updated calculations of Closing Working Capital, Balance Sheet Adjustment Amount and Total Cash Consideration, as applicable (in such instance, a “Revised Final Statement”). In the event that Acquiror, on the one hand, and API Representative, on the other hand, are unable to resolve all disagreements within thirty (30) days after Acquiror’s receipt of a Revised Statement Objection Notice from the API Representative, then Acquiror or API Representative, as applicable, may submit such remaining disagreements to the Accounting Expert for final resolution and the dispute resolution mechanisms described in Section 2.4(f) and Section 2.4(g) shall apply mutatis mutandis to the resolution of such disagreements as if fully set forth herein. The determination of the Accounting Expert in accordance with the procedures thereof shall be conclusive and binding upon the Parties and shall not be subject to appeal or further review (other than with respect to errors in arithmetic calculations) (in such instance, a “Revised Final Statement”).”
(l)    A new Section 2.4(n) of the Transaction Agreement is hereby added to the Transaction Agreement as follows:
“(n)    After the Revised Post-Closing Adjustment Statement has become final and binding on the Parties, the following shall occur:
(i)    if the Final Cash Consideration as set forth in the Revised Final Statement is greater than the Final Cash Consideration as set forth in the Final Statement (the absolute value of such difference, a “Positive Revised Cash Adjustment Amount”), then (x) Acquiror shall, within five (5) days after the determination of the Final Cash Consideration in the Revised Final Statement (the “Revised Final Determination Date”), deliver or cause to be delivered to each Alabama Partner that delivered its Required Merger Deliverables (in accordance with the payment instructions set forth in the Estimated Statement), by wire transfer of immediately available funds, such Alabama Partner’s Closing Cash Participation Percentage of the Positive Revised Cash Adjustment Amount, and (y) Acquiror and the API Representative shall jointly, within five (5) days after the Revised Final Determination Date, execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to each Alabama Partner that delivered its Required Merger Deliverables such Alabama Partner’s Closing Cash Participation Percentage of the balance of the Adjustment Escrow Account, by wire transfer of immediately available funds.
(ii)    if the Final Cash Consideration as set forth in the Revised Final Statement is less than the Final Cash Consideration as set forth in the Final Statement (the absolute value of such difference, a “Negative Revised Cash Adjustment Amount”), then (A) in the event the Negative Revised Cash Adjustment Amount is less than or equal to the balance of the Adjustment Escrow Account, Acquiror and the API Representative shall jointly, within five (5) days after the Revised Final Determination Date, execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to (1) deliver to Acquiror from the Adjustment Escrow Account, by wire transfer of immediately available funds to the account or accounts designated in writing by Acquiror, an amount equal to the Negative Revised Cash Adjustment Amount, and (2) deliver to each Alabama Partner that delivered its Required Merger Deliverables such Alabama Partner’s Closing Cash Participation Percentage of the balance of the Adjustment Escrow Account following the payment in the foregoing clause (A)(1), if any (in accordance with the payment instructions set forth in the Estimated Statement), by wire transfer of immediately available funds and (B) in the event the Negative Revised Cash Adjustment Amount is greater than the balance of the Adjustment Escrow Account (such excess amount, the “Negative Revised Cash Adjustment Shortfall”), (x) Acquiror

and the API Representative shall jointly, within five (5) days after the Revised Final Determination Date, execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release the balance of the Adjustment Escrow Account (if any) to the Acquiror and (y) each Alabama Partner shall, within ten (10) days after the Revised Final Determination Date, pay or cause to be paid to the Acquiror, by wire transfer of immediately available funds, such Alabama Partner’s Closing Cash Participation Percentage of the Negative Revised Cash Adjustment Shortfall.
(iii)    if the Final Cash Consideration as set forth in the Revised Final Statement is equal to the Final Cash Consideration as set forth in the Final Statement, then Acquiror and the API Representative shall jointly, within five (5) days after the Revised Final Determination Date, execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver each Alabama Partner that delivered its Required Merger Deliverables such Alabama Partner’s Closing Cash Participation Percentage of the balance of the Adjustment Escrow Account, if any (in accordance with the payment instructions set forth on the Estimated Statement), by wire transfer of immediately available funds.
(iv)    Upon payment of the amounts provided in this Section 2.4(n), none of the parties hereto may make or assert any claim against any other Party under this Section 2.4 (Closing Estimate and Post-Closing Adjustment for Consideration) for any matter included in Accrued Covered Tax Distribution Receivable, Final Working Capital or Final Cash Consideration (other than any action for specific performance of any covenant provided for in Section 2.4 or Fraud).”
(m)    Schedule I to the Transaction Agreement (Accounting Principles) is hereby amended as further set forth on Schedule I attached hereto.
(n)    A new Exhibit Q to the Transaction Agreement is added as attached hereto.
2.    Transaction Agreement Remains in Effect. Except as expressly amended by this Amendment, the Transaction Agreement shall remain in full force and effect in accordance with its terms, and is hereby ratified, approved and confirmed in all respects. Nothing in this Amendment shall otherwise affect any other provision of the Transaction Agreement or the rights and obligations of the parties thereto.
3.    References to the Transaction Agreement. After giving effect to this Amendment, each reference in the Transaction Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Transaction Agreement shall refer to the Transaction Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Transaction Agreement, as amended hereby, shall in all instances continue to refer to May 14, 2023 and references to “the date hereof” and “the date of this Agreement” shall continue to refer to May 14, 2023.
4.    Incorporation by Reference. Sections 11.1 (Amendment; Extension; Waiver), 11.2 (Entire Agreement) as modified to contemplate this Amendment, 11.3 (Construction and Interpretation), 11.4 (Severability), 11.5 (Notices), 11.6 (Binding Effect; No Assignment), 11.7 (Counterparts), 11.8 (Specific Enforcement), 11.9 (No Third Party Beneficiaries), 11.10 (Governing Law) and 11.11 (Consent to Jurisdiction; Waiver of Jury Trial) of the Transaction Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.
TPG OPERATING GROUP II, L.P.
By: TPG Holdings II-A, LLC, its general partner
By:     /s/ Martin Davidson
    Name:   Martin Davidson
    Title:    Chief Accounting Officer
API REPRESENTATIVE, LLC
By:     /s/ Christopher D. Moore
    Name:      Christopher D. Moore
    Title:      Chief Legal Officer, General
         Counsel & Secretary
[Signature Page to Amendment No.3 to Transaction Agreement]